UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2012

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD.

On March 21, 2012, Best Buy Co., Inc. (the “registrant”) issued a news release announcing that the United States District Court for the District of Minnesota has dismissed with prejudice the putative securities fraud class action lawsuit filed against the registrant and three of its officers in 2011. (IBEW Local 98 Pension Fund v. Best Buy Co. Inc., Civil No. 11-429 (DWF/FLN)).

The information included in this Current Report on Form 8-K, including the news release issued on March 21, 2012 attached as Exhibit 99 hereto, shall not be deemed "filed" for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended.

The registrant's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99
News release issued March 21, 2012. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: March 22, 2012	By:	KEITH J. NELSEN
Keith J. Nelsen
Executive Vice President, General Counsel & Secretary

3